UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2011

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, 12th Floor, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Deerfield Capital Corp. (the "Company") has reached a settlement with the Securities and Exchange Commission (the "SEC") that resolves the previously-disclosed investigation by the SEC of certain mortgage securities transactions effected by Deerfield Capital Management LLC ("DCM") on behalf of the Company in 2005 and 2006 and the accounting for those transactions. In connection with the settlement, on February 2, 2011, the SEC issued an order directing the Company to cease and desist from future violations of certain reporting, books and records, and internal control provisions of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company will also pay approximately $1.3 million in disgorgement and prejudgment interest, an amount consistent with the reserve the Company previously established and reported for this matter. The Company consented to the entry of the order without admitting or denying the SEC's findings. The SEC order also directs the former Chief Financial Officer of DCM to cease and desist from causing any future violations of certain reporting, books and records, and internal control provisions of the Exchange Act. The former Chief Financial Officer consented to the entry of the order without admitting or denying the SEC's findings. DCM has hired the former Chief Financial Officer of DCM to serve as its Chief Administrative Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

February 2, 2011	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: Senior Vice President, General Counsel and Secretary